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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): MAY 24, 2006
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                                  VOXWARE, INC.
                                  -------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                  0-021403                     36-3934824
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(State or Other Jurisdiction       (Commission                 (IRS Employer
    of Incorporation)              File Number)              Identification No.)

168 Franklin Corner Road, Lawrenceville, New Jersey                  08648
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(Address of Principal Executive Offices)                             (Zip Code)

                                 (609) 514-4100
                                 --------------
                        (Registrant's telephone number,
                              including area code)

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On May 24, 2006 Voxware, Inc., a Delaware corporation (the "Company"), entered into a $3,000,000 credit facility with Silicon Valley Bank ("SVB") comprised of a $1,500,000 revolving line of credit (the "Revolver") and a $1,500,000 Non-formula Term Loan (the "Term Loan") to fund the Company's anticipated working capital needs pursuant to a Loan and Security Agreement (the "Credit Facility"). This Credit Facility is in addition to the Company's already existing credit facility and equipment line of credit with SVB. In accordance with the terms and conditions of the Credit Facility, the Company amended its existing credit facility with SVB pursuant to a Fifth Loan Modification Agreement.

      TERMS APPLICABLE TO THE REVOLVER

         The Revolver provides for a line of credit up to $1,500,000, with a $1,000,000 sub-limit to be established for cash management and foreign exchange requirements. The availability under the Revolver is limited to a borrowing base advance rate that is 80% against Eligible Accounts (as such term is defined in the Revolver).

         Amounts outstanding under the Revolver bear interest at a rate of 1.25% above the Prime Rate of interest (as such term is defined in the Credit Facility). Upon two consecutive quarters of profitability, the interest rate will be reduced to a rate of 0.50% above the Prime Rate of interest. The Revolver is available until October 31, 2007.

      TERMS APPLICABLE TO THE TERM LOAN

         The Term Loan provides, in addition to the Company's borrowings under its existing credit facility, for up to $1,500,000 in available funds. Amounts outstanding under the Term Loan bear interest at a rate equal to 1.75% above the Prime Rate of interest (as such term is defined in the Credit Facility). The Term Loan is available until March 31, 2007. Under certain conditions, any borrowings under the Company's Term Loan will be reserved against the availability of the Revolver.

      TERMS APPLICABLE TO THE CREDIT FACILITY

         In connection with the Credit Facility, the Company made a good faith deposit of $10,000 to defray SVB's legal and other expenses. Additionally, the Company is obligated to pay SVB a commitment fee in the amount of $27,000, with $15,000 payable on the Effective Date (as such term is defined in the Credit Facility) and $12,000 payable on the earlier to occur of (a) the occurrence of an Event of Default (as such term is defined in the Credit Facility); (b) the one-year anniversary of the Effective Date; and (c) the termination of the Credit Facility by the Company. The Credit Facility contains customary affirmative and negative covenants that, among other things, require the Company to maintain its primary operating accounts and all access liquidity with SVB. The Credit Facility also contains financial covenants that, among other things, require the Company to maintain a minimum $1,500,000 of unencumbered cash with SVB and a Minimum Tangible Net Worth and Adjusted Quick Ratio(as such terms are defined in the Credit Facility) pursuant to the terms of the Credit Facility. The Company has granted a first perfected lien on all corporate assets and has filed a negative pledge on intellectual property in favor of SVB. The Company has also subordinated any amounts due to officers, directors, shareholders and other

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lien holders to the Company's obligations owing to SVB in form and substance that is satisfactory to SVB in its sole discretion.

         The Credit Facility includes usual and customary events of default for facilities of this nature and the remedies for such events include, but are not limited to, payment of all amounts payable under the Credit Facility and the termination of SVB's commitments.

         A copy of the Credit Facility is being filed as an exhibit to this Form 8-K. All statements made with respect to the transaction discussed in this Item
2.03 are qualified by such reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

         (d) EXHIBITS.

   EXHIBIT NO.  DESCRIPTION

        10.1 Loan and Security Agreement dated as of May 24, 2006 between Silicon Valley Bank and Voxware, Inc.

        10.2 Fifth Loan Modification Agreement dated as of May 24, 2006 between Silicon Valley Bank and Voxware, Inc.

        10.3 Amendment to Loan Arrangement with Voxware, Inc. dated as of May 24, 2006, from Edison Venture Fund V, L.P.

        10.4 Amendment to Loan Arrangement with Voxware, Inc. dated as of May 24, 2006, from Cross Atlantic Technology Fund II, L.P.

        10.5 Amendment to Loan Arrangement with Voxware, Inc. dated as of May 24, 2006, from Verbex Acquisition Corporation

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    VOXWARE, INC.



Dated: May 24, 2006                 By:  /S/ PAUL COMMONS
                                         ---------------------------------------
                                          Name:  Paul Commons
                                          Title: Vice President and Chief
                                                 Financial Officer

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